Exhibit 1

                                                               February 8, 2001

                             Joint Filing Agreement

         In accordance with Rule 13d-1(f) of the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of us of an amendment to Schedule 13D relating to the Common Stock, par value $0.001 per share, of Tularik Inc., a Delaware corporation, and that any subsequent amendments thereto filed by any of us will be filed on behalf of each of us. This Agreement may be included as an exhibit to such joint filing. This Agreement supercedes the Joint Filing Agreement dated December 15, 1999 between Pharma Vision 2000 AG and BZ Group Holding Limited executed and filed with the original Schedule 13D of Pharma Vision 2000 AG and BZ Group Holding Limited, dated December 15, 1999, relating to the Common Stock, par value $0.001 per share, of Tularik Inc. As of the date hereof, such agreement shall no longer have any force or effect.

BZ GROUP HOLDING LIMITED


By: /s/ Kurt Shiltknecht
   ---------------------
Title: Director




SPEZIALITATEN VISION AG

By: /s/ Kurt Shiltknecht
   ---------------------
Title: Director




PHARMA VISION AG


By: /s/ Kurt Shiltknecht
   ---------------------
Title: Managing Director